JAMES R. MACKAY

Chateau du Mont, Mont, France

Email: _mredge007@hotmail.com

CHAIRMAN OF BOARD OF DIRECTORS

Jan. 2005 to Present

Sure Trace Security Corporation, Philadelphia, PA

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Mr. MacKay is a global entrepreneur and venture capitalist respected by governments, funders, businesses, and other organizations throughout the world.  He has been involved in a number of international multi-billion dollar projects with other associates throughout the world.  He has been in significant projects worldwide involving advanced technology (including leading anti-counterfeiting, global security, global tracking, and supply chain technology); some of the leading hotels, resorts, and entertainment venues in the world; aviation (passenger and cargo); healthcare; mining, and sports, among other matters. He has been involved in significant opportunities in Europe (including, without limitation, the United Kingdom, France, and Eastern Europe); Asia (including, without limitation, the People’s Republic of China and the Philippines; the Caribbean; and North America (including the United States and Canada).  He has been approached on some of his ventures by leading government dignitaries and officials from France, the United Kingdom, the United States, the People’s Republic of China, Republic of China, Japan, Singapore, India, and the Philippines, among other countries.

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Mr. MacKay has a world-wide track record of successful projects and has held CEO positions in international public companies.

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Two of Mr. MacKay’s latest ventures relate to leading anti-counterfeiting, global security, and global tracking technology associated with Sure Trace Technology Corporation (“SSTY”) (OTCB: SSTY) , True Product I.D., Inc. (“TPID”) (OTCB: ONTV), and Globe Staff Consulting (“GSC”).  Mr. MacKay is the Chairman of the Board of both SSTY and TPID.  These ventures are developing the Global Standard in anti-counterfeiting, global security, global tracking technology and measures.

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SSTY has partnered with Brand315.com, an industry coalition endorsed and supported by Chinese Government comprised of the top 600 or so manufacturers of Chinese goods.  SSTY has also partnered with an affiliate of China's Ministry of Industry and Commerce.  GSC, an affiliate of SSTY, is a leading company in global tracking.  GSC has partnered with the Ministry of Interior of France to utilize GSC’s technology for the French police.